Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$170,719
Unrealized Gain (Loss) on Market Value of Futures	(771,049)
Dividend Income	2,389
Interest Income	4,007
Total Income (Loss)	$(593,934)

Expenses
General Partner Management Fees	$6,755
Professional Fees	4,040
Brokerage Commissions	230
Non-interested Directors' Fees and Expenses	62
Prepaid Insurance Expense	102
NYMEX License Fee	135
Total Expenses	11,324
Expense Waiver	(3,219)
Net Expenses	$8,105
Net Income (Loss)	$(602,039)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/17	$10,835,339
Withdrawals (50,000 Shares)	(535,850)
Net Income (Loss)	(602,039)

Net Asset Value End of Month	$9,697,450
Net Asset Value Per Share (950,000 Shares)	$10.21

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612